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                                                                     EXHIBIT 5.1

                             BASS, BERRY & SIMS PLC
                    A PROFESSIONAL LIMITED LIABILITY COMPANY
                                ATTORNEYS AT LAW

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
   KNOXVILLE OFFICE                                          DOWNTOWN OFFICE:
 900 SOUTH GAY STREET,                                        AMSOUTH CENTER
      SUITE 1700                    REPLY TO:                  315 DEADERICK
  KNOXVILLE, TN 37902             AMSOUTH CENTER            STREET, SUITE 2700
    (865) 521-6200       315 DEADERICK STREET, SUITE 2700      NASHVILLE, TN
                             NASHVILLE, TN 37238-0002           37238-3001
    MEMPHIS OFFICE                (615) 742-6200              (615) 742-6200
 THE TOWER AT PEABODY
         PLACE                  www.bassberry.com            MUSIC ROW OFFICE:
  100 PEABODY PLACE,                                       29 MUSIC SQUARE EAST
       SUITE 950                                               NASHVILLE, TN
MEMPHIS, TN 38103-2625                                          37203-4322
    (901) 543-5900                                            (615) 255-6161
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                                  May 14, 2004

Corrections Corporation of America
10 Burton Hills Boulevard
Nashville, Tennessee 37215

      Re: Registration Statement on Form S-8

Ladies and Gentlemen:

      We have acted as your counsel in the preparation of the Registration Statement on Form S-8 (the "Registration Statement") relating to the Corrections Corporation of America Non-Employee Directors' Compensation Plan (the "Plan") filed by you with the Securities and Exchange Commission covering an aggregate of 75,000 shares (the "Shares") of common stock, $.01 par value, issuable pursuant to the Plan.

      In so acting we have examined and relied upon such records, documents, and other instruments as in our judgment are necessary or appropriate in order to express the opinion hereinafter set forth and have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals, and the conformity to original documents of all documents submitted to us as certified or photostatic copies.

      Based on the foregoing, we are of the opinion that the Shares, when issued pursuant to and in accordance with the Plan, will be validly issued, fully paid, and non-assessable.

      We hereby consent to the use of this opinion as an exhibit to the Registration Statement.

                                                Very truly yours,



                                                /s/ Bass, Berry & Sims PLC